EXHIBIT (11)



                               February ___, 2002




First American Investment Funds, Inc.
800 Nicollet Mall
Minneapolis, Minnesota 55402

         Re:   Shares to be Registered on Registration Statement on Form N-14

Ladies and Gentlemen:

         We have acted as counsel to First American Investment Funds, Inc., a Maryland corporation (the "Company"), in connection with the Company's authorization and proposed issuance of shares of several classes of the Company's common stock, par value $0.001 per share, pursuant to an Agreement and Plan of Reorganization by and between the Company, acting on behalf of the Acquiring Funds referred to below, and the Company, acting on behalf of the Acquired Funds referred to below, the form of which is included in the Company's Registration Statement on Form N-14 which is being filed by the Company with the Securities and Exchange Commission contemporaneously herewith. Such Agreement and Plan of Reorganization, in the form so filed, is referred to herein as the "Agreement", and such Registration Statement on Form N-14, in the form so filed, is referred to herein as the "Registration Statement".

         The shares of the Company to be issued pursuant to the Agreement will be issued by several separate portfolios of the Company (each, an "Acquiring Fund") in exchange for substantially all of the assets of several other separate portfolios of the Company (each, an "Acquired Fund"). The respective Acquired Funds, Acquiring Funds, and classes of shares of the Company to be issued by such Acquiring Funds pursuant to the Agreement, as such classes of shares are designated in the Company's amended and restated articles of incorporation, are as follows:

                                                                    Class of
                                                                    Company
                                                                    Shares to
         Acquired Fund                  Acquiring Fund              be issued
         -------------                  --------------              ---------

         Capital Growth Fund            Large Cap Growth Fund       Class S
         Relative Value Fund            Large Cap Value Fund        Class D
         Growth & Income Fund           Equity Income Fund          Class T
         Science & Technology Fund      Technology Fund             Class P

First American Investment Funds, Inc.
February __, 2002
Page 2


The classes of shares of the Company set forth above which are to be issued pursuant to the Agreement, including the series within such classes as provided for in the Agreement, are referred to herein as the "Shares".

         In rendering the opinions hereinafter expressed, we have reviewed the corporate proceedings taken by the Company in connection with the authorization and issuance of the Shares, and we have reviewed such questions of law and examined certificates of public officials and such other documents as we have deemed necessary as a basis for such opinions. As to the various matters of fact material to such opinions, we have, when such facts were not independently established, relied to the extent we deem proper on certificates of public officials and of responsible officers of the Company. In connection with such review and examination, we have assumed that all copies of documents provided to us conform to the originals; that all signatures are genuine; that the Agreement will have been duly and validly executed and delivered on behalf of the Company prior to the issuance of the Shares; and that the numbers of Shares of each class and series issued pursuant to the Agreement will not exceed the numbers authorized in the Company's amended and restated articles of incorporation.

         Based on the foregoing, it is our opinion that:

         1. The Company is validly existing as a corporation in good standing under the laws of the State of Maryland.

         2. The Shares, when issued and delivered by the Company pursuant to, and upon satisfaction of the conditions contained in, the Agreement, will be legally issued, fully paid and non-assessable.

         In rendering the foregoing opinions, we express no opinion as to the laws of any jurisdiction other than the State of Maryland. The foregoing opinions are not to be relied upon by any person other than the Company without our prior written authorization.

         We hereby consent to the filing of this opinion as Exhibit (11) to the Registration Statement.

                                        Very truly yours,



JDA/cmq